Exhibit 99.1

CareMax Announces 1-for-30 Reverse Stock Split

Miami, FL - January 29, 2024 - CareMax, Inc. (NASDAQ: CMAX; CMAXW) (“CareMax” or the “Company”), a leading technology-enabled value-based care delivery system, today announced that the Company’s Board of Directors (the “Board”) has approved a 1-for-30 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that is expected to become effective on Wednesday, January 31, 2024 at 11:59 p.m. Eastern Time (the “Effective Time”). The Class A Common Stock will continue to trade on the Nasdaq Stock Market (“Nasdaq”) under the symbol “CMAX” and is expected to begin trading on a split-adjusted basis commencing upon market open on February 1, 2024. The new CUSIP number for the Class A Common Stock following the Reverse Stock Split will be 14171W202. The Company’s publicly traded warrants will continue to be traded on the Nasdaq under the symbol “CMAXW.” However, under the terms of the applicable warrant agreement, the number of shares of Class A Common Stock issuable on exercise of each warrant will be proportionately decreased.

The Reverse Stock Split was approved by the Company’s stockholders at the special meeting of stockholders held on January 23, 2024, where the Company’s stockholders approved the amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”) to effect the Reverse Stock Split, to be effected in the Board’s discretion within approved parameters. Subsequently, the Board approved the Reverse Stock Split and filing of the amendment to the Charter to effect the Reverse Stock Split, at the ratio of 1-for-30, as of the Effective Time. The Reverse Stock Split is intended for CareMax to regain compliance with the minimum bid price requirement of $1.00 per share of Class A Common Stock for continued listing on Nasdaq (the “Minimum Bid Price Requirement”).

At the effective time of the Reverse Stock Split, every 30 shares of the Company’s issued and outstanding Class A Common Stock will be automatically converted into one issued and outstanding share of Class A Common Stock without any change in the par value of $0.0001 per share. The Reverse Stock Split will reduce the number of issued and outstanding shares of the Company's Class A Common Stock from approximately 112.4 million shares to approximately 3.7 million shares. There will also be a corresponding reduction in the authorized number of shares of the Company’s common stock. Proportional adjustments will be made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards, the public warrants trading on Nasdaq under the existing symbol “CMAXW,” private warrants and the number of shares issuable under its equity incentive plan and other existing agreements, as well as the exercise or conversion price, as applicable.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of the fractional share to the nearest whole number.

INFORMATION FOR CMAX STOCKHOLDERS

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will provide information to stockholders regarding their stock ownership following the Reverse Stock Split. Stockholders holding their shares in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions.

Additional information about the Reverse Stock Split and the related Charter amendment can be found in the Company’s definitive proxy statement filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on December 21, 2023. This document is publicly accessible on the SEC’s website at www.sec.gov.

About CareMax

Founded in 2011, CareMax is a value-based care delivery system that utilizes a proprietary technology-enabled platform and multi-specialty, whole person health model to deliver comprehensive, preventative and coordinated care for its members. With over 200,000 Medicare Value-Based Care Members across 10 states, and fully integrated, Five-Star Quality rated health and wellness centers, CareMax is redefining healthcare across the country by reducing costs, improving overall outcomes and promoting health equity for seniors. Learn more at www.caremax.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the expected timing and implementation of the Reverse Stock Split and the commencement of trading of our post-split Class A Common Stock and our ability to maintain compliance with Nasdaq's continued listing requirements. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause actual results or outcomes to differ materially from those indicated in forward-looking statements include, among others, risks related to the Company’s ability to regain compliance with Nasdaq's continued listing requirements or otherwise maintain compliance with any other listing requirement of the Nasdaq Global Select Market, including the Minimum Bid Price Requirement, the potential de-listing of the Company’s shares from the Nasdaq Global Select Market due to failure to comply with the Minimum Bid Price Requirement or any other requirement, and the other risks set forth in our filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this press release is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release.

Investor Relations

Roger Ou

SVP of Finance and Investor Relations

CareMaxInvestorRelations@caremax.com

Media

Conchita Topinka

Conchita@thinkbsg.com